SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 30, 2001



                                 Atlas Air, Inc.
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             (Exact name of registrant as specified in its charter)



     Delaware                       0-25732                      84-1207329
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(State or other jurisdiction     (Commission                   (IRS Employer
of incorporation)                File Number)               Identification No.)




                2000 Westchester Avenue, Purchase, New York 10577
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:(914) 701-8000
                                                   -----------------------------



                                 Not Applicable
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          (Former name or former address, if changed since last report)





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Item 5.  Other Events.


     On January 24, 2001, a private jet piloted by Michael A. Chowdry, Chairman, President and CEO of Atlas Air, Inc. (NYSE: CGO) crashed, resulting in the death of Mr. Chowdry and Jeff Cole, aerospace editor of The Wall Street Journal.


     On January 30, 2001, Atlas Air announced that Brian Rowe, a member of its Board of Directors, would succeed Mr. Chowdry as Chairman. Linda Chowdry will fill the vacancy on the Board created by the death of her husband. Richard H. Shuyler, who was formerly Executive Vice President, and was the acting CEO of Atlas Air, has been named Chief Executive Officer and James T. Matheny, who was Atlas Air's Executive Vice President of Operations, has been named President and Chief Operating Officer. Together, the four will operate as an executive committee that will oversee the management and ongoing strategy of the Company.


     The registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1 into this Item 5.

     Item 7. Financial Statements and Exhibits.


     (c) The following Exhibits are filed as part of this report:


       EXHIBIT NO.                 DESCRIPTION

         99.1     Press release issued by the Registrant on January 30, 2001.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ATLAS AIR, INC.
                                     (Registrant)




Dated:  February 1, 2001             By:  /s/ Richard H. Shuyler
                                          --------------------------------------
                                              Name:  Richard H. Shuyler
                                              Title: Chief Executive Officer

                                  EXHIBIT INDEX

     EXHIBIT NO.                      DESCRIPTION

        99.1       Press release issued by the Registrant on January 30, 2001.